UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12

A. Schulman, Inc.

(Name of Registrant as Specified In Its Charter)

LyondellBasell Industries N.V.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Information

MARCH 21, 2018

LyondellBasell Industries N.V. (“LYB”) issued the following press release on Wednesday, March 21, 2018.

LyondellBasell Receives U.S. Antitrust Clearance for Acquisition of A. Schulman

Announces Early Termination of HSR Waiting Period

HOUSTON and LONDON, March 21, 2018 /PRNewswire/ — LyondellBasell (NYSE: LYB), one of the largest plastics, chemicals and refining companies in the world, today announced that the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”), with respect to its pending acquisition of A. Schulman, Inc. (NASDAQ: SHLM).

The termination of the waiting period under the HSR Act satisfies one of the conditions for the closing of the pending acquisition, which remains subject to other customary closing conditions, including approval by A. Schulman shareholders and the receipt of other required regulatory clearances and approvals.

As previously announced on February 15, 2018, LyondellBasell and A. Schulman, a leading global supplier of high-performance plastic compounds, composites and powders, entered into a definitive agreement under which LyondellBasell will acquire A. Schulman for a total consideration of $2.25 billion. The acquisition builds upon LyondellBasell’s existing platform to create a premier Advanced Polymer Solutions business with broad geographic reach, leading technologies and a diverse product portfolio.

The transaction is expected to close in the second half of 2018.

More information on the transaction can be found at www.LyondellBasell.com/AdvancedPolymerSolutions.

About LyondellBasell

LyondellBasell (NYSE: LYB) is one of the largest plastics, chemicals and refining companies in the world. Driven by its 13,400 employees around the globe, LyondellBasell produces materials and products that are key to advancing solutions to modern challenges like enhancing food safety through lightweight and flexible packaging, protecting the purity of water supplies through stronger and more versatile pipes, and improving the safety, comfort and fuel efficiency of many of the cars and trucks on the road. LyondellBasell sells products into approximately 100 countries and is the world’s largest licensor of polyolefin technologies. In 2018, LyondellBasell was named to Fortune magazine’s list of the “World’s Most Admired Companies.” More information about LyondellBasell can be found at www.LyondellBasell.com.

Cautionary Note Regarding Forward-looking Statements

This communication includes forward-looking statements relating to the proposed merger between LyondellBasell and A. Schulman, Inc. (“Schulman”), including statements as to the expected timing, completion and effects of the proposed merger. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company’s plans, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of LyondellBasell and Schulman and are subject to significant risks and uncertainties outside of our control. Actual results could differ materially based on factors including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the risk that Schulman shareholders may not adopt the merger agreement, the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, failure to realize the benefits expected from the proposed merger and the effect of the announcement of the proposed merger on the ability of LyondellBasell and Schulman to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally. Discussions of additional risks and uncertainties are contained in LyondellBasell’s and Schulman’s filings with the Securities and Exchange Commission. Neither LyondellBasell nor Schulman is under any obligation, and each expressly disclaim any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this communication are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between LyondellBasell and Schulman. In connection with the proposed transaction, Schulman plans to file a proxy statement with the SEC. SHAREHOLDERS OF SCHULMAN ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT SCHULMAN WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE TRANSACTION. Shareholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by Schulman at the SEC’s web site at www.sec.gov. Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, from Schulman’s website, aschulman.com, under the heading “Investors” or by contacting Schulman’s Investor Relations at 330-668-7346 or jennifer.beeman@aschulman.com.

Participants in the Solicitation

LyondellBasell, Schulman, their directors, executive officers and certain employees may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding LyondellBasell’s directors and executive officers is available in its proxy statement filed with the SEC on April 6, 2017. Information regarding Schulman’s directors and executive officers is available in its proxy statement filed with the SEC on October 27, 2017. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available). These documents can be obtained free of charge from the sources indicated above.